SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)

☐	Definitive Information Statement

AXA ENTERPRISE FUNDS TRUST
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

AXA EQUITABLE LIFE INSURANCE COMPANY

1290 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10104

AXA ENTERPRISE FUNDS TRUST

INFORMATION STATEMENT DATED DECEMBER [17], 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

The purpose of this Information Statement is to provide you with information about: (i) the investment advisory agreement dated December 2, 2005 (“Existing Advisory Agreement”) between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”), the Investment Manager of AXA Enterprise Funds Trust (“Trust”), and Fund Asset Management, L.P. (“FAM”), a division of Merrill Lynch Investment Managers, L.P. (“MLIM”), doing business as Mercury Advisors (“Mercury”), the investment sub-adviser to the AXA Enterprise Short Duration Bond Fund (“Fund”), a series of the Trust; and (ii) certain events and transactions giving rise to an assignment of the Existing Advisory Agreement, as the term assignment is defined in the Investment Company Act of 1940, as amended (“1940 Act”). You may obtain an additional copy of the Prospectus or Statement of Additional Information, or the Trust’s most recent Annual Report, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104.

On February 15, 2006, BlackRock, Inc. (“BlackRock, Inc.”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”) announced that they had reached an agreement to combine Merrill Lynch’s investment management business, MLIM and certain affiliates, with BlackRock, Inc. to create a new independent company using BlackRock, Inc. name (the “Transaction”). Subsequent to the Transaction, Merrill Lynch will hold a significant minority ownership position in BlackRock, Inc. Concurrent with the close of the Transaction, which occurred on September 29, 2006, FAM assigned the Existing Advisory Agreement to BlackRock Financial Management, Inc. (“BlackRock Financial”), which is a subsidiary of BlackRock, Inc., thereby terminating the Existing Advisory Agreement, in accordance with their terms and relevant provisions of the 1940 Act.

The Fund’s current portfolio manager, Todd Finkelstein, and his team continued to manage the Fund until the close of the Transaction. While AXA Equitable does not anticipate any changes to the Fund’s investment objectives or to the principal investment strategies, Scott Amero, Keith Anderson and Todd Kopstein became the portfolio managers of the Fund after the close of the Transaction.

AXA Equitable, in its capacity as the Manager of the Trust, has received an exemptive order from the Securities and Exchange Commission (“SEC”) to permit it and the Trust’s Board of Trustees to select and replace investment sub-advisers for the Trust and to amend the advisory agreements between AXA Equitable and sub-advisers without obtaining shareholder approval. Accordingly, AXA Equitable is able, subject to the approval of the Trust’s Board of Trustees, to appoint and replace sub-advisers and to amend advisory agreements without obtaining shareholder approval. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust’s shares. AXA Equitable and the Distributors are located at 1290 Avenue of the Americas, New York, New York 10104.

At a regular meeting of the Board of Trustees of the Trust held on July 10-11, 2006, the Board of Trustees, including the Trustees who are not “interested persons” of the Trust (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved the Manager’s proposal to approve new Investment Advisory Agreement between AXA Equitable and BlackRock Financial, dated October 1, 2006 (“New Advisory Agreement”), with respect to the Fund, due to the termination of the Existing Advisory Agreement triggered by the assignment provisions under the 1940 Act and the Existing Advisory Agreement.

Factors Considered by the Board

In approving the Investment Advisory Agreement with BlackRock Financial, the Board of Trustees reviewed and evaluated information furnished by the Manager and BlackRock, Inc. and BlackRock Financial (“BlackRock”). The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreement. In particular, the Board of Trustees reviewed and evaluated the following factors: (i) the nature, quality and extent of the services expected to be rendered by BlackRock Financial to the Fund; (ii) BlackRock’s investment approach; (iii) the structure of BlackRock and BlackRock’s ability to provide services to the Fund, based on BlackRock’s financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) BlackRock’s investment, security selection and research process and its historical performance record relative to a peer group and to other benchmarks; (v) a comparison of the advisory fee of BlackRock with those of other potential advisers, and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of the BlackRock serving as an adviser to the Fund. Based on its consideration and review of the foregoing information, the Board of Trustees determined that the Fund is likely to benefit from the nature and quality of the services expected to be provided by BlackRock, as well as their ability to render such services based on BlackRock’s experience, reputation and resources and its investment approach, style and process. The Board of Trustees also determined that BlackRock’s historical performance record compared favorably to its peer group and benchmark. The Board of Trustees further determined that the BlackRock’s advisory fees was reasonable in light of the extent and quality of the services expected to be provided and that the Investment Advisory Agreement between the Manager and BlackRock with respect to the Fund was in the best interests of the Fund and its shareholders. The Board of Trustees concluded that: (i) the assignment would not impact the way the Fund is managed in any material respect; and (ii) the services to be provided by the BlackRock are substantially similar to those provided pursuant to the Existing Advisory Agreement.

Based on these considerations, the Board of Trustees was satisfied, with respect to the Fund, that: (1) the Fund was reasonably likely to benefit from the nature, quality and extent of BlackRock’s services and the services of BlackRock Financial; (2) the Fund was reasonably likely to benefit from BlackRock’s investment process, personnel and operations and that of BlackRock Financial; (3) BlackRock has the resources to provide the services and to carry out its responsibilities under the Investment Advisory Agreement; (4) BlackRock has an adequate compliance program; (5) BlackRock Financial’s compensation, including any direct or indirect benefits to be derived by it or its affiliates, is fair and reasonable; and (6) the performance of BlackRock’s similar funds generally was reasonable in relation to the performance of their peer group. Based on the foregoing, the Board of Trustees, including the Independent Trustees, approved the Investment Advisory Agreement with respect to the Fund.

Information Regarding the Investment Advisory Agreement

Except as to effective date and duration, the terms of the New Advisory Agreement between AXA Equitable and BlackRock Financial is substantially similar to the Existing Advisory Agreement. The Existing Advisory Agreement was last approved by the Board of Trustees on July 13-14, 2006. On November 29-30, 2005, the Board of Trustees initially approved the Existing Advisory Agreement following assignment and termination of the prior Investment Advisory Agreement caused by the sale of control of Boston Advisors, Inc., the Fund’s former Adviser, to Merrill Lynch & Co., Inc.

The New Advisory Agreement provides that they will remain in effect for their initial term of one year and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves their continuance at least annually. The New Advisory Agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the relevant Portfolio, on at least sixty days’ written notice to AXA Equitable and BlackRock Financial, or by AXA Equitable or BlackRock Financial on at least sixty days’ written notice to the Trust and the other party. The New Advisory Agreement also terminates automatically in the event of their assignment or in the event that the Investment Management Agreement between AXA Equitable and the Trust is assigned or terminated for any other reason.

The New Advisory Agreement generally provides that BlackRock Financial will not be liable for any losses, claims, damages, liabilities or litigation incurred by AXA Equitable or the Trust as a result of any error of judgment or mistake of law by BlackRock Financial with respect to the Fund, except that nothing in the Agreement limits any of

BlackRock Financial’s liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of BlackRock Financial in the performance of any of their duties or obligations or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust’s prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund advised by BlackRock Financial, if such statement or omission was made in reliance upon information furnished by BlackRock Financial to AXA Equitable or the Trust.

Under the Existing Advisory Agreement, FAM received an advisory fee equal to an annual rate of 0.10% of the average daily net assets of the Fund. For the fiscal year ended December 31, 2005, FAM received $[ INSERT ] in advisory fees with respect to the Fund. Under the New Advisory Agreement, BlackRock Financial receives an advisory fee equal to the same annual rate as prescribed in the Existing Advisory Agreement.

BlackRock Financial Management, Inc. is located at 40 East 52nd Street, New York, New York 10022 and is a wholly-owned subsidiary of BlackRock Advisors, Inc., 100 Bellevue Parkway, Wilmington DE 19809. BlackRock Advisors, Inc. is a wholly-owned subsidiary of BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, which is, as of the date hereof, a majority-owned, indirect subsidiary of The PNC Financial Services Group, Inc., 600 Grant Street, Pittsburgh PA 15219.

Members of the Board of Directors of BlackRock Financial Management, Inc. are Laurence D. Fink, Chairman and Chief Executive Officer, Ralph L. Schlosstein, President, and Robert S. Kapito, Vice Chairman. The business address of each of these individuals is 40 East 52nd Street, New York, New York 10022.

Information Regarding BlackRock

The advisory fee rates payable to BlackRock Financial under the New Advisory Agreement is the same as under the Existing Advisory Agreement. AXA Equitable (and not the Fund) is responsible for the payment of the advisory fee to the BlackRock Financial.

Comparable funds advised by BlackRock affiliated entities include, with respect to the Fund, the [ INSERT ]. For advising the [ INSERT ], BlackRock or an affiliate is entitled to receive contractual advisory fees equal to an annual rate of [ INSERT ].

As Advisers to the Fund, BlackRock Financial provides the Fund with investment research, advice and supervision and manages the Fund’s securities consistent with its investment objective and policies, including the purchase, retention and disposition of securities, as set forth in the Fund’s prospectus. The principal risks of investing in the Fund are listed in the prospectus under the headings “Goals, Strategies & Risks,” under the sub-heading, “AXA Enterprise Short Duration Bond Fund.” Information regarding each of the portfolio managers is set forth below.

Mr. Amero, a Managing Director since 1990, is a senior strategist and portfolio manager with responsibility for overseeing all fixed income sector strategy and the overall management of client portfolios. He is also the head of Global Credit research and a member of BlackRock’s Management Committee and Investment Strategy Group.

Mr. Anderson, Managing Director since 1988, is responsible for global fixed income strategy, asset allocation and the overall management of client portfolios. In this capacity, he coordinates BlackRock’s team of portfolio managers and credit analysts who specialize in the government agency, corporate and mortgage sectors and sub-sectors, worldwide. He is the Chief Investment Officer for Fixed Income, a member of BlackRock’s Management Committee and Chairman of the Investment Strategy Group.

Mr. Kopstein, Managing Director since 2003, is a member of the Investment Strategy Group and his primary responsibility is managing total return portfolios, with a sector emphasis on short duration securities.

Portfolio Transactions

To the extent permitted by law and in accordance with procedures established by the Trust’s Board of Trustees, the Fund may engage in brokerage transactions with brokers that are affiliates of the Manager or the Adviser(s), with brokers who are affiliates of such brokers, or with unaffiliated brokers who trade or clear through affiliates of the Manager or the Adviser(s). [For the fiscal year ended December 31, 2005, the Fund did not trade or clear through an affiliated broker. or For the fiscal year ended December 31, 2005, the Fund paid the amounts indicated to the corresponding affiliated broker-dealer.]

Portfolio	Affiliated Broker- Dealer	Aggregate Brokerage Commissions Paid	Percentage of Total Brokerage Commissions	Percentage of Transactions (Based on Dollar Amounts)
AXA Enterprise	[INSERT]	[INSERT]	[INSERT]	[INSERT]
Funds Trust	[INSERT]	[INSERT]	[INSERT]	[INSERT]

Control Persons and Principal Holders

AXA Equitable may be deemed to be a control person with respect to the Trust by virtue of its ownership of more than 99% of the Trust’s shares as of [November 30, 2006]. AXA Equitable is organized as a New York stock life insurance company and is a wholly owned subsidiary of AXA Financial, Inc., a subsidiary of AXA, a French insurance holding company.

As a “series” type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to the Fund. As of [November 30, 2006], the Trustees and Officers of the Trust owned shares entitling them to vote in the aggregate less than one percent of the shares of the Fund.

The following table sets forth information regarding the shareholders who owned beneficially or of record 5% or more of any class of shares of the Fund as of [November 30, 2006]:

Shareholder	Portfolio	Number of Shares of Portfolio	Percentage of Portfolio
[INSERT]	[INSERT]	[INSERT]	[INSERT]

A copy of the Trust’s 2006 Semi-Annual Report is enclosed.